Exhibit 10.17

Summary of the Registrant’s Compensatory Arrangements with Executive Officers

Name and Title	Base Salary for 2011 (effective April 4, 2011)
Paul Sagan CEO	$750,000
J. Donald Sherman Senior Vice President — Chief Financial Officer	$443,500
Debra Canner Senior Vice President — Human Resources	$294,000
Melanie Haratunian Senior Vice President and General Counsel	$347,000
Robert Hughes Executive Vice President — Global Sales, Services and Marketing	$443,500
David Kenny President	$560,000
Tom Leighton Chief Scientist	$20,000